Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM CORPORATION

ANNOUNCES PLANNED CHIEF EXECUTIVE RETIREMENT

DENVER, COLORADO, September 3, 2009 — CREDO Petroleum Corporation (NASDAQ:  CRED) announced today that James T. Huffman plans to retire as Chief Executive Officer at the end of 2009.

Mr. Huffman has informed the Board of Directors that he would like to retire at year-end.  Accordingly, the Board has initiated the process to search for a new CEO.  In order to provide an orderly transition, Mr. Huffman will continue in his present executive capacity until a new CEO is selected and joins the company.  Mr. Huffman will remain as a Director of the Company and, subject to Board approval, will continue to serve in the capacity as Chairman of the Board of Directors.

Mr. Huffman was a founder of Credo in 1978 and has served as CEO and Chairman of the Board since 1979.  During that time, Credo has grown from a “penny stock” start-up to a company that has been widely recognized as one of the top performing small companies in America.

“My family and I have a significant equity stake in Credo and we are keenly interested in the company’s continued growth and success,” Mr. Huffman said.  “I plan to remain actively involved in Credo’s business in my capacities as a Director and as Chairman of the Board.  I will also remain available to provide whatever assistance is required for a smooth and orderly executive transition.”

Huffman further stated, “I think the entire Board shares my view that this is an excellent time for Credo to make a CEO transition because the availability of good executive talent has significantly improved due to the recent energy price downturn.  Additionally, the combination of a clean balance sheet, deep inventory of oil-weighted drilling prospects and patented low-cost gas technology provides a unique competitive platform for the next generation of Credo’s executive leadership.”

Credo is an independent exploration and production company focused on adding oil and gas reserves through the drill bit and through the application of the company’s patented fluid lift technology known as the Calliope Gas Recovery System.  The company’s core operating areas are the Anadarko Basin and the Central Kansas Uplift.  The company is currently building a significant leasehold position in the Bakken\Sanish oil play in North Dakota with drilling expected to commence shortly.  Credo is also engaged in the development of new fluid lift technologies that increase the recovery of natural gas stranded in low-pressure reservoirs.  Credo’s long record of creating value for its shareholders is rooted in outstanding people and the rigorous application of science.  Additional information about Credo Petroleum Corporation is available at www.credopetroleum.com.

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Contact:                         Alford B. Neely

Vice President & CFO

303-297-2200

Website:                       www.credopetroleum.com

Credo Petroleum Corporation is a publicly traded independent energy company headquartered in Denver, Colorado.  The company is engaged in the exploration for and the acquisition, development and marketing of natural gas and crude oil in the Mid-Continent and Rocky Mountain regions, as well as Texas, Kansas and Louisiana.  The company’s stock is traded on the NASDAQ System under the symbol “CRED” and is quoted daily in the “NASDAQ Global Market” section of The Wall Street Journal.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the company’s Annual Report on Form 10-K for more information.  Although the company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.